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TFF TECHNOLOGY FLAVORS & FRAGRANCES, INC.
10 Edison Street East, Amityville, New York 11701-2814

                                 At TFF Contact
                              ---------------------
                             JOSEPH A. GEMMO, VP/CFO
                            (631) 842-7600, Ext. 301
                             E-MAIL: gemmo@tffi.com
                              Website: www.tffi.com

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                                  NEWS RELEASE

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                  TECHNOLOGY FLAVORS & FRAGRANCES, INC. ("TFF")
                REPORTS SECOND QUARTER 2003 RESULTS OF OPERATIONS

Amityville, NY July 25, 2003 - Technology Flavors & Fragrances, Inc. (AMEX:TFF) announced today its results of operations for the second quarter ended June 30, 2003. Net sales decreased to $4,265,000, or 5.7%, for the second quarter of 2003 from $4,525,000 for last year's comparable quarter and decreased to $8,081,000, or 7.5%, for the six-month period ended June 30, 2003 from $8,737,000 for the six-month period of the prior year.

Net sales for the three-month and six-month periods ended June 30, 2003 were negatively impacted by the continued weakness in consumer demand principally caused by the turbulent political and economic environment, which in turn caused a slowdown in customer orders and delays in new product launches by our customers.

Net income for the second quarter of 2003 decreased to $107,000, or $.01 per share, from $358,000, or $.03 per share, for last year's comparable quarter and decreased to $15,000, or $.00 per share, for the six-month period ended June 30, 2003 from $710,000, or $.05 per share, for the six-month period of the prior year.

Operating costs for the second quarter of 2003 increased by $128,000 over last year's comparable period due principally to start-up costs of $81,000 associated with the Company's prospective Latin American business ventures and $40,000 relative to the appointment of a professional mergers and acquisitions consulting firm relative to the pursuit of potential acquisition candidates.

Commenting on the second quarter of 2003 results, Philip Rosner, Chairman and CEO, said, "We're living in very difficult and unpredictable times which are having a negative impact on our industry due to the depressed level of consumer confidence. Besides some operational belt-tightening measures, we're now taking a different approach to expand our business. Our main focal points this year include: (1) efforts to develop and consummate partnership/joint venture arrangements in Latin America and Europe in order to broaden our technological capabilities in those fertile markets, (2) increase industry exposure through an expanded marketing campaign, and (3) hiring of a professional mergers and acquisitions consulting firm to seek and pursue strategic and accretive acquisitions within our industry. These initiatives are intended to help boost sales and earnings and to complement our continued aggressive efforts to develop new unique products to respond to this rapidly changing environment."


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Founded in 1989, TFF creates, develops, manufactures and markets flavors and fragrances which are incorporated into a wide variety of consumer and institutional products, including natural and artificial flavored beverages, confections, foods, pharmaceuticals, aromatherapy products, perfumes and health and beauty products. TFF has a proprietary library of more than 36,000 flavor and fragrance product formulations that are used to develop customized products.

TFF believes its proprietary formulations are currently used in more than 1,200 products sold by more than 500 customers worldwide, approximately 50 of which are Fortune 1000 companies. TFF maintains facilities in Amityville, New York; Inglewood, California; Toronto, Canada; and Santiago, Chile. TFF is publicly traded on the AMEX under the symbol "TFF."

Certain statements made herein, including without limitation, statements containing the words "believes," "anticipates," "may," "intends," "expects," and words of similar import constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, which may cause actual company results to differ materially from expectations. Such factors include the following: i) technological, manufacturing, quality control or other circumstances which could delay the sale or shipment of products; ii) economic, business, and competitive conditions in the industry and technological innovations which could affect the company's business; and iii) the company's ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the company. Certain of these factors are discussed in more detail in the company's Annual Report on Form 10-KSB for the year ended December 31, 2002. Our forward-looking statements speak only as to the date hereof and we do not undertake any obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                 (CONSOLIDATED STATEMENTS OF OPERATIONS FOLLOW)

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                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                   For the three months ended            For the six months ended
                                                                            June 30,                             June 30,
                                                             -------------------------------------- -------------------------------
                                                                 2003                2002               2003                2002
                                                             ------------          ----------         ----------         ----------
 Net sales                                                    $ 4,265,240         $ 4,525,311        $ 8,080,811        $ 8,736,788
 Cost of sales                                                  2,473,644           2,602,788          4,699,024          4,898,397
                                                               ----------          ----------         ----------          ---------

    Gross profit                                                1,791,596           1,922,523          3,381,787          3,838,391
                                                               ----------          ----------         ----------          ---------

 Operating expenses:
    Selling                                                       803,282             700,906          1,545,740          1,341,801
    General and administrative                                    390,740             378,596            839,843            844,014
    Research and development                                      380,376             365,455            770,654            730,032
    Amortization                                                   48,750              49,839             97,863             98,806
                                                                  -------             -------            -------             ------

      Total operating expenses                                  1,623,148           1,494,796          3,254,100          3,014,653
                                                               ----------          ----------         ----------          ---------

 Income from operations                                           168,448             427,727            127,687            823,738
 Interest expense, net                                            (55,186)            (69,288)           (96,895)           (94,834)
                                                                  --------           --------           --------           --------

 Income before provision for income taxes                         113,262             358,439             30,792            728,904
 Provision for income taxes                                        (6,002)               (854)           (15,739)           (18,436)
                                                                   -------              -----           --------            --------

 Net income                                                     $ 107,260           $ 357,585           $ 15,053          $ 710,468
                                                               ==========          ==========          =========          =========

 Net income per commoon share - basic and diluted              $     0.01           $     .03               $.00                .05
                                                               ==========          ==========          =========          =========
 Weighted average common shares outstanding:
      Basic                                                    12,793,773          13,004,473         12,793,773         13,004,473
                                                              ===========         ===========        ===========         ==========
      Diluted                                                  12,836,169          13,207,977         12,814,971         13,175,710
                                                              ===========         ===========        ===========         ==========

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